Exhibit 5.1

May 23, 2008

Plains Exploration & Production Company

700 Milam, Suite 3100

Houston, TX 77002

Ladies and Gentlemen:

We have acted as counsel to Plains Exploration & Production Company, a Delaware corporation (the “Company”), in connection with the registration, pursuant to a registration statement on Form S-3, File No. 333-141110 (as amended, the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), of the offering and sale by the Company of up to (i) $400,000,000 aggregate principal amount of the Company’s 7 5/8 % Senior Notes due 2018 (the “Notes”) to be issued under an Indenture (the “Base Indenture”) between the Company and Wells Fargo Bank, N.A., as Trustee, as supplemented by the seventh supplemental indenture thereto dated May 23, 2008 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) among the Company, the subsidiary guarantors named therein and the Trustee, and sold pursuant to the terms of an underwriting agreement between the Company, J.P. Morgan Securities Inc., Banc of America Securities LLC, Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Underwriting Agreement”) and (ii) guarantees by the subsidiary guarantors (the “Subsidiary Guarantors”) listed in the Registration Statement pursuant to the Indenture (the “Guarantees” and, together with the Notes, the “Securities”).

We have examined originals or certified copies of (i) the Base Indenture, (ii) the Supplemental Indenture, (iii) the Underwriting Agreement and (iv) such corporate records of the Company and the Subsidiary Guarantors and other certificates and documents of officials of the Company, the Subsidiary Guarantors, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that:

1.	The Notes have been duly authorized by all necessary corporate action on the part of the Company, and when duly executed, authenticated and delivered by or on behalf of the Company and paid for by the underwriters, will be valid and binding obligations of the Company and will be entitled to the benefits of the Indenture; and

2.	The Guarantees have been duly authorized by all necessary corporate action on the part of the Subsidiary Guarantors, and will be valid and binding obligations of each Subsidiary Guarantor.

Plains Exploration & Production Company

May 23, 2008

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A.	We express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions (“Laws”) of (i) the federal laws of the United States, (ii) the Laws of the State of New York, (iii) the California Corporations Code, (iv) the Delaware General Corporation Law and Limited Liability Company Act, (v) the Texas Limited Liability Company Act, and (vi) the Texas Revised Limited Partnership Act. With respect to the due authorization of the Guarantees by YT Ranch LLC, a Colorado limited liability company, we have relied on the opinion of Bjork Lindley Little PC attached hereto as Exhibit A.

B.	The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; (ii) general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity); (iii) commercial reasonableness and unconscionability and an implied covenant of good faith and fair dealing; (iv) the power of the courts to award damages in lieu of equitable remedies; (v) securities Laws and public policy underlying such Laws with respect to rights to indemnification and contribution; and (vi) Laws governing waivers of stay or extension.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ AKIN GUMP STRAUSS HAUER & FELD LLP

AKIN GUMP STRAUSS HAUER & FELD LLP

Exhibit A

Opinion of Bjork Lindley Little PC

[Letterhead of Bjork Lindley Little PC]

May 23, 2008

Akin Gump Strauss Hauer & Feld LLP

1111 Louisiana Street, 44th Floor

Houston, TX 77002

Attention: Mr. John Goodgame

Re: Subsidiary Guarantee of YT Ranch LLC

Ladies and Gentlemen:

In connection with the registration of the offering and sale by Plains Exploration & Production Company, a Delaware corporation (the “Company”), of up to $400,000,000.00 aggregate principal amount of the Company’s 7-5/8% senior notes due 2018 (the “Notes”) and the guarantee by YT Ranch LLC, a subsidiary of the Company, we have examined copies of the following instruments:

a.	Unanimous Written Consent in Lieu of a Meeting dated May 20, 2008 by the officers of the subsidiaries of the Company, including YT Ranch LLC, authorizing YT Ranch LLC to guarantee the Notes and execute the instruments and agreements associated with such guarantees;

b.	Secretary’s Certificate dated May 23, 2008 executed by John F. Wombwell as Vice President and Secretary of Plains Resources Inc., sole member of PXP Piceance LLC, sole member of YT Ranch LLC;

c.	The organization documents for YT Ranch LLC and a certificate of good standing from the Colorado Secretary of State for YT Ranch LLC as of May 22, 2008;

d.	The global note representing the Notes and the Subsidiary Guarantee Notation to be attached to and form a part of each certificate representing the Notes (the “Guarantee”); and

e.	Seventh Supplemental Indenture dated as of May 23, 2008 between the Company, the subsidiary guarantors (including YT Ranch LLC) and Wells Fargo Bank, N.A., as Trustee.

We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies. Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that the Guarantee has been duly authorized by all necessary corporate action on the part of YT Ranch LLC and, when duly executed, authenticated and delivered by or on behalf of YT Ranch LLC, will be a valid and binding obligation of YT Ranch LLC.

Akin Gump Strauss Hauer & Feld LLP

May 23, 2008

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

a.	We express no opinion as to the laws of any jurisdiction other than published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions (“Laws”) of (i) the federal laws of the United States, and (ii) the Colorado Limited Liability Company Act.

b.	The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditor’s rights and remedies generally; (ii) general principals of equity, including principals of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity); (iii) unconscienability and an implied covenant of good faith and fair dealing; (iv) the power of the courts to award damages in lieu of equitable remedies; (v) securities Laws and public policy underlying such Laws with respect to rights to indemnification and contribution; and (vi) Laws governing waivers of stay or extension.

We hereby consent to your reliance upon this opinion in the formation of your opinion to the Company on the validity and enforceability of the Notes and to the use of our name in the prospectus forming a part of the Registration Statement on Form S-3, File Number 333-141110 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the offering of the Notes. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ BJORK LINDLEY LITTLE PC

BJORK LINDLEY LITTLE PC